UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 20, 2018

BRAEMAR HOTELS & RESORTS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2018, Braemar OP General Partner LLC, a Delaware limited liability company and wholly-owned subsidiary of Braemar Hotels & Resorts Inc., a Maryland corporation (the “Company”), executed Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement Amendment”) of Braemar Hospitality Limited Partnership, a Delaware limited partnership (“Braemar OP”), for the purpose of creating additional preferred units of Braemar OP having substantially the same designations, preferences and other rights as the economic rights of the Company’s 8.25% Series D Cumulative Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), described in Item 3.03 to the Company’s Current Report on Form 8-K filed on November 19, 2018, which description is incorporated herein by reference.

The summary of the Partnership Agreement Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Hogan Lovells US LLP regarding legality of the Series D Preferred Stock.
8.1	Opinion of Locke Lord LLP regarding tax matters of the Series D Preferred Stock.
10.1	Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of Braemar Hospitality Limited Partnership, dated November 20, 2018.
23.1	Consent of Hogan Lovells US LLP (included in its opinion filed as Exhibit 5.1).
23.2	Consent of Locke Lord LLP (included in its opinion filed as Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 20, 2018

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ Robert G. Haiman
	Name:	Robert G. Haiman
	Title:	Executive Vice President,
General Counsel and Secretary